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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): July 25, 2001


                                Shopsmith, Inc.
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Ohio                            0-9318                        31-0811466
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(State or other             (Commission File Number)           (I.R.S. Employer
jurisdiction of                                                 Identification
incorporation)                                                      Number)

    6530 Poe Avenue, Dayton, Ohio                                    45414
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(Address of principal executive offices)                           (Zip Code)


       Registrant's telephone number, including area code: (937) 898-6070


                                 Not Applicable
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             (Former name or address, if changed since last report)


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ITEM 9. REGULATION FD DISCLOSURE

         Set forth below is the text of the speech delivered by John R. Folkerth, Chief Executive Officer of Shopsmith, Inc., at the Annual Meeting of Shareholders of Shopsmith on July 25, 2001.

                                 TEXT OF SPEECH

         This year continued to be very challenging. If you recall, we mentioned last year that we would focus on returning to profitability. We did substantially improve our bottom line but we didn't quite make it into black figures.

         Although last year's first quarter was nothing to write home about, we still felt we were on track until September. It appears that we were a little ahead of the curve on the current business slowdown and we were affected almost immediately. Even with that, we reduced the last year's pretax loss of $897,000 to $116,000 by really focusing on expense cuts and increased efficiencies. Again, this was in spite of a real slowdown in sales - $17,500,000 from the previous year's $19,500,000. On a per share basis, our loss was reduced from $.24 cents per share to $.04. These numbers really show how successful we have been in controlling expenses - especially in sales and marketing.

         Although there has certainly been an emphasis on reducing spending, much of the savings has been due to better managing our field promotions. After a substantial investment in a marketing data base, we can now make much more informed decisions about which malls or events we go to, how many reps are necessary and the most effective use of advertising - which is generally our most expensive factor.

         As you may be aware, our selling expenses have been increasing for years and it has been a constant battle to keep the field promotions profitable. To kind of review the trends:

         - When we first started the mall promotion program, the enclosed shopping malls accounted for about 80% of retail sales and we used to get a lot of business from walk by sales. There are now twice as many malls and malls account less than 40% of retail sales. We now get almost no walk by sales at our mall promotions. Our prospect now goes to someplace like Home Depot or Lowe's.

         - The cost of renting temporary space in a mall has increased from a few hundred dollars to $1,800 to $2,000 for a 4 day event.

         - And the main challenge is the cost and effectiveness of our advertising. Not only has the cost of a half hour infomercial on television gone up dramatically, the effectiveness has declined significantly with the availability of so many channels along with a decrease of the availability of time slots on the preferred network stations.


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         -     In addition to the above, all of our other selling costs have increased: newspapers, radio, postage for direct mail, gas, motels, etc.

         To offset these trends, we have been shifting from enclosed shopping malls to what we call high traffic events. These are where the event itself provides the traffic and we don't have to advertise to bring prospects to us. These are events like home shows, home and garden shows, woodworking shows, fairs, etc. This is the reason why we were able to reduce our loss so significantly despite 10% lower sales. Our only problem is that there aren't enough quality high traffic events.

         We are glad to announce that we think that this challenge is in the process of being resolved. Earlier this spring we did five test promotions in Lowe's stores in two different formats. The format that was used in four of the stores followed our high traffic model. In other words, we relied primarily on the traffic generated by Lowe's to bring in prospects. The results of these four tests were very positive. They indicated that we can profitably have a format which has a low breakeven and low risk due to the limited amount of advertising costs.

         The second format that we tested in the fifth store was very successful. In fact, it was our biggest promotion of the quarter. In this case, we followed the mall promotion format where we advertised to bring in prospects with infomercials, newspaper ads and direct mail. Combining advertising along with their traffic, we created both a high traffic and mall environment which allowed us to enjoy the combined success of both types of promotions - and this was accomplished during our slowest season.

         From Lowe's standpoint, the promotions were highly successful and their store managers are really enthusiastic. They not only made money from their percent of our sales, they got sales from the prospects that we brought in. They also like the excitement the live demonstrations bring to their stores and that they got all this with absolutely no investment.

         Bob has just concluded the arrangements with Lowe's. There are still scheduling details to be worked out but we plan to start rolling out in October. The potential benefits of this relationship with Lowe's could be very significant to Shopsmith.

         - They presently have about 650 stores. We don't know in how many of them we will have promotions but that number of stores represents a big base to work form. Also, we will still be able to do the profitable events that currently do.

         - We have demonstrated that we can have profitable events in the May-July time period - our most difficult season of the year.

         - We can also schedule events in the year's strongest retail period of late November and December when the malls don't want us and there aren't any appropriate high traffic events.

         -     They plan to add another 600 stores over the next five years.

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         -     If the program goes as we anticipate, we will not only have lower expenses per promotion but it also spreads our selling overheads over substantially more promotions along with proportionally reducing our administration and manufacturing costs. The higher volume will also reduce the actual costs of our products.

          While we are obviously very excited about this new association, we need to temper our enthusiasm with recognition of the fact that the real work - successfully executing the program and fostering a long term relationship with Lowe's - lies ahead of us.

          Unfortunately, there are a couple of negative things that need to be reported. As always, our first quarter ending June 30th is one our toughest and this year was further impacted by the slower economy. This has caused us to have a first quarter loss of $494,000, slightly higher than last years pretax loss of $483,000. Obviously a big disappointment but one that we think we can work out of over the balance of the fiscal year - especially with the addition of the Lowe's business.

          The other item is that we were informed last week that our bank, Huntington National, is terminating our association of over 15 years. They are giving us six months to transition to another bank so we not only have time but the actual transition comes at a period when we normally have a sufficient amount of cash and don't have to borrow anyway. The only time we generally need cash is in the summer and this year is the first year in the last five that we have had to borrow at all.

          In any event, we certainly expect to find a new bank to replace Huntington. The real problem is, at this time, we surely didn't need to add this challenge to the things we need to do to get started with Lowe's.

          In summary, although we are still slow with our basic business, the new Lowe's association could make the next several years as exciting and profitable as any time in our history.

         Before asking for questions, let me add one footnote. The report I just delivered contains so-called forward looking statements concerning future operations and results. There are, of course, risks and contingencies which could cause actual results to differ materially from those discussed in the forward looking statements.

         Are there any questions?

         CAUTIONARY STATEMENT. The foregoing text includes forward looking statements. Various risks and uncertainties could cause actual results to differ materially from those in the forward looking statements. Those risks and uncertainties include:

         - Failure of the in-store promotions to yield profitable levels of sales

         - Inability to recruit and train sufficient personnel to conduct the desired number of promotions

         -     Reduced access to stores

         -     Termination of the program by Lowe's

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         -     Limitations on the number of promotions resulting from working capital constraints


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              SHOPSMITH, INC.



Date: July 25, 2001                           By  /s/ John R. Folkerth
                                                --------------------------------
                                                        John R. Folkerth
                                                     Chief Executive Officer